Final A-1 TITAN AMERICA SA INSIDER TRADING POLICY Effective February 7, 2025 Federal, state and foreign securities laws prohibit trading in the equity or debt securities of a company while in possession of material non-public information about the company. In order to take an active role in promoting compliance with such laws, and preventing insider trading violations by its officers, directors, employees and certain others, Titan America SA (the “Company” or “Titan”) has adopted the policies and procedures described in this memorandum (the “Policy”). I. Applicability of Policy This Policy applies to all transactions in the Company’s securities, including common stock, options for common stock, debt securities and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as to derivative securities relating to the Company’s, including securities exchangeable into the Company’s, whether or not issued by the Company, such as exchange-traded options (“Company Securities”). This Policy also covers trading in the securities of Titan Cement International SA (“TCI”) (“TCI Securities” and, together with Company Securities, “Titan Group Securities”) or tipping others to do so on the basis of Company material non-public information because Titan America represents a significant portion of TCI’s overall business. Its prohibitions apply to actions taken by all officers, directors, Board of Director observers, employees, temporary employees, independent consultants and contractors of the Company and its subsidiaries (collectively, the “Company Persons” and each a “Company Person”). Portions of this Policy impose additional obligations on certain Company Persons that have, or are likely to have, regular or special access to material non-public information in the normal course of their duties (“Insiders”) and additional obligations on certain Insiders (“Preclearance Team Members”). The Company shall determine the persons who shall be considered Insiders for the purposes of this Policy and that certain persons so identified are Preclearance Team Members for purposes of this Policy. The Chief Legal Counsel’s team shall maintain the list of Insiders and Preclearance Team Members, including by removing or adding persons to the list as necessary. The restrictions and prohibitions in this Policy on actions by Company Persons also apply to actions by the spouses, minor children and adult members sharing the households of Company Persons, and any entities that Company Persons directly or indirectly influence or control (collectively, “related persons”). All Company Persons are responsible for ensuring that such related persons do not engage in the activities restricted or prohibited under this Policy. Securities laws, including prohibitions on insider trading, apply when the Company transacts in its own securities. The Company’s policy is to comply with applicable law, including the prohibition under Rule 10b-5 and applicable case law against trading while in possession of material non-public information. This Policy (and/or a summary thereof) shall be delivered to all new Company Persons upon the commencement of their relationships with the Company or its subsidiaries and is to be circulated to all Company Persons at least annually. II. Statement of Policy General Prohibition Against Insider Trading No Trading or Tipping on Material Non-Public Information No Company Person may, while in possession of material non-public information about the Company: • buy, sell or otherwise engage in any transactions, directly or indirectly, in any Titan Group Securities, except as described elsewhere in this Policy;

Final A-2 • make recommendations or express opinions about trading in Titan Group Securities on the basis of such information; • disclose such information to any third party, including family or household members; or • assist anyone in the above activities. The above restrictions also apply to transacting in the securities of another company while in possession of material non-public information relating to such other company (which could include information related to the Company) (so called “shadow trading”), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company or any subsidiary of the Company. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from these restrictions. The securities laws do not recognize mitigating circumstances and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. “Material Non-Public Information” Material Information. It is not possible to define all categories of material information, as the ultimate determination of materiality by enforcement authorities will be based on an assessment of all of the facts and circumstances. Information that is material at one point in time may cease to be material at another point in time, and vice versa. If a person has any doubt about whether a piece of information is material non-public information, they should err on the side of considering it to be material non-public information. They also are encouraged to contact the Legal Department if they have any questions about whether a piece of information might be material non-public information. In general, information is considered “material” if there is a reasonable likelihood that it would be considered important to an investor in making a decision to buy, hold or sell securities. Any information that could be expected to affect a company’s stock price, whether positive or negative, and whether the change is large or small, may be considered material. While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information include: • Company or business unit financial results; • Projections of future revenues, earnings or losses; • Timing of a new product or service or technology introductions, including advances in research; • News of a pending or proposed merger; • News of the disposition or acquisition of significant assets or a subsidiary; • Material impairments, write-offs or restructurings; • Creation of a material direct or contingent financial obligation; • Impending bankruptcy or financial liquidity problems; • Cybersecurity incidents, data security breaches, and other disruptions to Titan’s information technology infrastructure; • The gain or loss of a substantial customer or supplier; • Dividend actions; • New product announcements of a significant nature; • Significant product or service defects or modifications; • Significant pricing changes; • Stock splits; • Share repurchase plans/programs; • New equity or debt offerings;

Final A-3 • Significant litigation or regulatory exposure due to actual or threatened litigation, investigation or enforcement activity, or significant developments related thereto; • Changes in senior management; • Entry into material agreements not in the ordinary course of business (or amendment or termination thereof); and • Termination or reduction of business relationship with a customer that provides material revenue to the Company. The Chief Legal Counsel, in consultation with the CEO, the CFO or as appropriate other members of senior management of the Company, has the authority to determine whether any information constitutes material non-public information. Non-Public Information. Information is not considered public until it has been disclosed broadly to the marketplace (for example, included in a press release or a filing with the Securities and Exchange Commission (the “SEC”)) and the investing public has had time to absorb the information fully. Information will be considered to be fully absorbed (1) if the information is released prior to 9:30 a.m. U.S. Eastern Time on a “trading day,” by 9:30 a.m. U.S. Eastern Time on the next trading day after the information is released and (2) if the information is released on or after 9:30 a.m. U.S. Eastern Time on a trading day or on a day that is not a trading day, by 9:30 a.m. U.S. Eastern Time on the second trading day after the information is released. If, for example, the Company or TCI were to make an announcement on Monday at 8:00 a.m. before market open, the information in the announcement would be considered public (and trades could be made) starting at 9:30 a.m. U.S. Eastern Time Tuesday (assuming all relevant days are “trading days”; a “trading day” is a day on which the New York Stock Exchange is open for business). Special Restrictions and Prohibitions The following transactions present heightened legal risk and/or the appearance of improper or inappropriate conduct on the part of Company Persons and are restricted or prohibited as follows. The restrictions and prohibitions apply even if the relevant Company Person is not in possession of material non-public information. Short Sales Short sales of a security (i.e., the sale of a security that the seller does not own) by their nature reflect an expectation that the value of the security will decline. Short sales can create perverse incentives for the seller, and signal to the market a lack of confidence in the Company’s prospects. Accordingly, no Company Person may engage in a short sale of Titan Group Securities. Publicly Traded Options A put is an option to sell a security at a specific price before a set date, and a call is an option or right to buy a security at a specific price before a set date. Generally, put options are purchased when a person believes the value of a security will fall, and call options are purchased when a person believes the value of a security will rise. A transaction in options is, in effect, a bet on the short-term movement of the Titan Group Securities, and therefore creates the appearance of trading on the basis of material non-public information. Transactions in options may also focus a Company Person’s attention on short-term performance at the expense of Titan Group’s long-term objectives. Accordingly, no Company Person may engage in a put, call or other derivative security transaction relating to Titan Group Securities on an exchange or in any other organized market. Hedging Transactions Certain forms of hedging or monetization transactions, including zero-cost collars, equity swaps, exchange funds and forward sale contracts, allow a stockholder to lock in much of the value of his or her stockholdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the stockholder to continue to own the covered securities, but without the full risks and rewards of

Final A-4 ownership. Because participating in these transactions may cause a Company Person to no longer have the same objectives as the Company’s other stockholders, no Company Person may engage in such transactions. Margin Accounts and Pledges Securities held in margin accounts for collateral as a margined loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. A margin sale or foreclosure sale that occurs at a time when the pledgor is aware of material non-public information or otherwise is not permitted to trade in Titan Group Securities would fall under the restrictions in this Policy on trading during such times. Therefore, no Company Person may hold Titan Group Securities in a margin account or pledge Titan Group Securities as collateral for a loan. Blackout Periods The Company has established quarterly blackout periods, and may impose additional, special blackout periods, each as described below. Quarterly Blackout Periods. Quarterly blackout periods start on the fifteenth business day of the last month of a fiscal quarter and end at (1) 9:30 a.m. U.S. Eastern Time on the next trading day following the release to the public of the Company’s or TCI’s earnings for a fiscal quarter or fiscal year, as applicable (whichever occurs later), if such release occurs prior to 9:30 a.m. U.S. Eastern Time on a trading day or (2) 9:30 a.m. U.S. Eastern Time on the second trading day following such release if such release occurs on or after 9:30 a.m. U.S. Eastern Time on a trading day or on a day that is not a trading day. Insiders may not conduct any transactions in Company Securities during quarterly blackout periods. Special Blackout Periods. From time to time the Chief Legal Counsel in consultation with the CEO, the CFO or as appropriate other members of the senior management of the Company may impose special blackout periods, during which all or certain Insiders and other affected persons will be prohibited from engaging in transactions in Company Securities. In the event of a special blackout period, the Chief Legal Counsel will notify the affected Insiders and other affected persons, who will be prohibited from engaging in any transaction involving the Company Securities until further written notice. The imposition of a special blackout period is itself confidential information, and the fact that it has been imposed may not be disclosed to others. Modification of a Blackout Period. The Chief Legal Counsel, in consultation with the CEO, the CFO or as appropriate other members of the senior management of the Company may shorten, suspend, terminate or extend any blackout period at such time and for such duration as he or she deems appropriate given the relevant circumstances. Any persons affected by such a modification will be appropriately notified. Certain Exceptions The following routine transactions, within the limits described, are generally not subject to the restrictions on trading in this Policy. The Company reserves, though, the right to prohibit any such transaction as it, in its sole discretion, deems necessary. Restricted Stock, Restricted Stock Unit Awards, Performance Stock Units and similar arrangements This Policy does not apply to the vesting and settlement of restricted stock, restricted stock units, performance stock units and similar arrangements, or the withholding or sale of stock back to the Company (where permitted by the relevant plan) to satisfy tax withholding obligations upon the vesting of any restricted stock, restricted stock units or similar arrangements. The Policy does apply, however, to any market sale of stock after vesting.

Final A-5 Additional Procedures and Guidelines Preclearance Preclearance Team Members must obtain written preclearance from the Chief Legal Counsel or his or her designee before transacting in Company Securities, any adoption, termination or Termination Modification of a Rule 10b5-1 plan or any other non-Rule 10b5-1 plan, any exercise of director or employee stock options and any gifts of Company Securities, including, for all of the aforementioned transactions and actions, those occurring outside a blackout period. A form for such purposes is provided as Attachment A. A request for preclearance should be submitted at least two days in advance of the proposed transaction. The Chief Legal Counsel and his or her designee are under no obligation to approve any trade. Preclearance of any transaction is valid only for a 48-hour period. If the transaction order is not placed within that period, preclearance must be requested and approved in writing again. Requesting persons must treat denials of preclearance requests as confidential. Transactions under Rule 10b5-1 Plans Implementation of a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) allows a person to place a standing order with a broker to purchase or sell Company Securities, so long as the plan specifies the dates, prices and amounts of the planned trades or establishes a formula for those purposes. Trades executed pursuant to a Rule 10b5-1 plan that meets the requirements listed below may generally be executed even though the person who established the plan may be in possession of material non-public information at the time of the trade. Any other trading plans that are not implemented under Rule 10b5-1, which do not have the protections of Rule 10b5-1, are referred to as non- Rule 10b5-1 plans. A Rule 10b5-1 plan may only be established when a person is not in possession of material non-public information and when a blackout period is not in effect. Anyone subject to this Policy who wishes to enter into a Rule 10b5-1 plan must submit the Rule 10b5-1 plan to the Chief Legal Counsel or his or her designee for prior, written approval. Subsequent termination or modifications to any Rule 10b5-1 plan must also be preapproved by the Chief Legal Counsel or his or her designee. Whether or not preapproval will be granted will depend on all the facts and circumstances at the time, but the following guidelines should be kept in mind: • The Rule 10b5-1 plan must be in writing and entered into only when a blackout period is not in effect and when the individual is not in possession of material non-public information; • The Rule 10b5-1 plan must be adopted in good faith and not as part of a plan or scheme to evade the anti-fraud rules under the federal securities laws, and the individual must at all times act in good faith with respect to the Rule 10b5-1 plan; • Any person adopting the Rule 10b5-1 plan who serves as an officer (as defined in Rule 16a-1(f) promulgated under the Exchange Act) or director of the Company must certify in writing, in the terms of the Rule 10b5-1 plan agreement, that, at the time of the adoption of a 10b5-1 plan (whether a new plan or due to a Termination Modification, as defined below): (1) they are not aware of material nonpublic information about the Company or the Company’s securities; and (2) they are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5; • Any modification to the amount, price or timing of the purchase or sale of securities under the Rule 10b5-1 plan, as well as any change to an algorithm or computer program affecting such factors shall be deemed to be a termination of the current Rule 10b5-1 plan and the adoption of a new Rule 10b5-1 plan for purposes of restarting the Cooling-Off Period (as defined below) (any such modification, a “Termination Modification”); • The first trade made pursuant to a new Rule 10b5-1 plan following adoption or Termination Modification of a Rule 10b5-1 plan of an executive officer or director of the Company may take place no sooner than the later of (i) 90 calendar days from adoption or modification and (ii) the second business day after the Company announces its financial results in a Form 20-F or Form

Final A-6 6-K for the quarter in which the Rule 10b5-1 plan is adopted or amended by a Termination Modification (but in any event, not to exceed 120 days following the Rule 10b5-1 plan’s adoption or any Termination Modification of such Rule 10b5-1 plan) (the “Cooling-Off Period”); • Except as permitted by the Chief Legal Counsel, the individual may not have more than one Rule 10b5-1 plan in effect at any given time, and no transactions may be effected outside the Rule 10b5-1 plan; • If a Rule 10b5-1 plan is meant to effect a single transaction, an individual may not have had another single-trade plan (10b5-1 or otherwise) during the prior 12-month period; • The Rule 10b5-1 plan must permit its termination by the Company at any time when the Company believes that trading pursuant to its terms may not lawfully occur; • The Rule 10b5-1 plan should, in the absence of special circumstances, be for a period of not less than one year; • The Rule 10b5-1 plan should provide for relatively simple pricing parameters (e.g., limit orders), rather than complex formulae for determining when trading under the Rule 10b5-1 plan may occur and at what price; • There may generally not be a termination or Termination Modification of a Rule 10b5-1 plan once it is executed to avoid calling into question the original “bona fides” of the Rule 10b5-1 plan; any termination or Termination Modification must be made only during a non-blackout period when the person is not in possession of material non-public information and transactions under any new or amended Rule 10b5-1 plan may not commence until the Cooling-Off Period, beginning at the termination or the execution of the Termination Modification, has elapsed; • Rule 10b5-1 plans and non-Rule 10b5-1 plans do not obviate the need to file Form 144 and the fact that a reported transaction was made or is to be made pursuant to a Rule 10b5-1 plan or and non-Rule 10b5-1 plan should be noted on the applicable Form;1 • Information regarding adoption, modification, termination and material terms of any trading plan (including any modification or change to the plan), including both Rule 10b5-1 plans and non- Rule 10b5-1 plans, may be required to be disclosed in the Company’s Annual Report on Form 20-F; and • A copy of the executed version of any precleared trading plan, including both Rule 10b5-1 plans and non-Rule 10b5-1 plans, or any precleared amendment to or modification or termination of a trading plan must be provided to the Chief Legal Counsel for retention in accordance with the Company’s Record Management Policy reasonably promptly upon execution but no later than the last day of the fiscal quarter in which it was executed. Confidentiality of All Non-Public Information Company Persons must maintain the confidentiality of the Company’s non-public information. In the event a Company Person receives any inquiry or request for information (particularly financial results and/or projections, and including to affirm or deny information about the Company), from any person or entity outside the Company, such as a stock analyst, and it is not part of such Company Person’s regular corporate duties to respond to such inquiry or request, the inquiry should be referred to the Communications Director who will determine whether such inquiry should also be forwarded to the Chief Legal Counsel. Individual Responsibility All Company Persons have the individual responsibility to comply with this Policy. A Company Person may, from time to time, have to forgo a proposed transaction in Titan Group Securities even if he or she planned 1 Generally speaking, if you have unregistered securities that you acquired in a private transaction, your ability to sell those securities is subject to certain limitations under the U.S. securities laws. One common way individuals may sell is pursuant to Rule 144 under the Securities Act of 1933, as amended. If you are an affiliate of TASA (generally, an executive officer, director or large shareholder), you are required to file a Form 144 notice of proposed sale if a proposed Rule 144 resale involves more than 5,000 shares or has an aggregate sale price above $50,000 in any three-month period.

Final A-7 to make the transaction before learning of the material non-public information. While the Chief Legal Counsel or his or her designee can and should be consulted regarding the application of this Policy, including the appropriateness of engaging in a particular transaction at a particular time, the responsibility for adhering to this Policy and avoiding unlawful transactions, and ensuring that related persons (as described above) do the same, rests with each Company Person. Any action on the part of the Company, the Chief Legal Counsel, his or her designee or any other employee or director pursuant to this Policy (or otherwise), including preclearance of any transactions or trading plans, does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. Post-Termination Transactions This Policy applies even after termination of employment or service with the Company. If a Company Person is in possession of material non-public information when his or her employment or service terminates, that person may not trade in Titan Group Securities (or another company’s securities, as described in this Policy) until such information has become public or is no longer material. III. Potential Criminal and Civil Liability and/or Disciplinary Action Criminal and Civil Liability Pursuant to federal, state and foreign securities laws, persons engaging in transactions in a company’s securities at a time when they have material non-public information regarding the company, or that disclose material non-public information or make recommendations or express opinions on the basis of material non- public information to a person who engages in transactions in that company’s securities (“tipping”), may be subject to significant monetary fines and imprisonment. The Company and its supervisory personnel also face potential civil and criminal liability if they fail to take appropriate steps to prevent illegal insider trading. The SEC has imposed large penalties even when the disclosing person did not profit from the trading; there is no minimum amount of profit required for prosecution. Possible Disciplinary Action Company Persons who violate this Policy will be subject to disciplinary action by the Company, up to and including termination from employment. IV. Monitoring Compliance The Chief Legal Counsel will monitor compliance with this Policy and the Chief Legal Counsel will periodically review this Policy with the Audit and Risk Committee of the Board of Directors. In addition to the other duties of the Chief Legal Counsel and his or her designee under this Policy, the Chief Legal Counselor his or her designee will be responsible for the following: • Preclearing all transactions involving Company Securities by Insiders in order to determine compliance with this Policy and insider trading laws; • Sending quarterly and other reminders to Insiders regarding the start and completion of the blackout periods; • Sending notifications to Insiders and other affected persons regarding special blackout periods; • Sending periodic and other reminders regarding any trading plans, including both Rule 10b5-1 plans and non-Rule 10b5-1 plans, in order to complete company disclosure of such plans; • Maintaining accurate records of quarterly entry, termination and modification of Rule 10b5-1 plans and non-Rule 10b5-1 plans to ensure accurate reporting by the Company; • Performance of periodic cross-checks of available materials, which may include officers’ and directors’ questionnaires, and reports received from the Company’s stock administrator and

Final A-8 transfer agent, to determine trading activity by Insiders; • Periodically circulating this Policy (and/or a summary thereof) and coordinating training about this Policy to Company Persons; • Promptly circulating this Policy and coordinating training to all persons who become Company Persons; • Maintaining a current version of this Policy on the Company’s intranet website; and • Assisting the Company in implementing this Policy, including monitoring relevant changes in law, regulation or best practices and making appropriate changes to this Policy and related practices and procedures. The Chief Legal Counsel has ultimate responsibility for all matters pertaining to the interpretation and enforcement of this Policy. VI. Inquiries Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Chief Legal Counsel or his or her designee. If there is any uncertainty as to the appropriateness of any such communications, please consult with the Chief Legal Counsel before speaking with anyone, especially brokers or any other persons or entities contemplating or executing securities trades. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with the individual employee or other applicable individual. VII. Acknowledgment All Preclearance Team Members must confirm their understanding of, and intent to comply with, this Policy by completing Annex 1 hereto.

B-1 ATTACHMENT A FORM OF TRADING CLEARANCE APPLICATION Name: Title: Proposed Transaction Date: Type of Security to be Traded: Type of Transaction (Purchase / Sale / Entry into 10b5-1 Plan or other non-Rule 10b5-1 plan (if plan, please attach) / Gift): Number of Shares Involved (if applicable): CERTIFICATION I hereby certify that I am not in possession of any material non-public information about the Company and / or its subsidiaries. I understand that material non-public information is information concerning the Company that (a) is not generally known to the public; and (b) if publicly known, would be likely to affect either the market price of Company Securities or a person’s decision to buy, sell or hold Company Securities. If entering into a Rule 10b5-1 Plan or other non-Rule 10b5-1 plan, I am adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5. I understand that if I trade while in possession of material non-public information, I may be subject to severe civil or criminal penalties, and may be subject to discipline by the Company up to and including termination for cause. Name: Date: REVIEW AND DECISION The undersigned has reviewed the foregoing application and approves / prohibits (circle one) the proposed trade(s). Name: Title: Date:

ANNEX 1 Annex 1 ACKNOWLEDGMENT The undersigned hereby acknowledges that he/she has read and understands, and agrees to comply with, the Company’s Insider Trading Policy. Name Printed: Date: